UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2013

TENET HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 1400, Dallas, Texas	75202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 893-2200

Not Applicable

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure

On May 15, 2013, Tenet Healthcare Corporation (the “Company”) issued a press release announcing that it had commenced a tender offer to purchase for cash any and all of its outstanding 8.875% senior secured notes due 2019 and a solicitation of consent for proposed amendments to the related indenture, on the terms set forth in an offer to purchase and consent solicitation statement dated May 15, 2013, and related letter of transmittal, dated May 15, 2013. The Company refers investors participating in the tender offer and consent solicitation to the tender offer and consent solicitation documents for the complete terms of the tender offer and consent solicitation. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 8.01                                           Other Events

On May 15, 2013, the Company issued a press release announcing that it had commenced a private offering of $1,050 million in aggregate principal amount of senior secured notes due 2021. A copy of the press release is attached to this report as Exhibit 99.2 and incorporated herein by reference. On May 15, 2013, the Company issued a press release announcing the pricing of its offering of senior secured notes due 2021. A copy of the press release is attached to this report as Exhibit 99.3 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

The following exhibits are filed as a part of this Report.

Exhibit No.	Description
99.1	Press release issued on May 15, 2013

99.2	Press release issued on May 15, 2013

99.3	Press release issued on May 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: May 15, 2013
	By:	/s/ Paul Castanon
		Name:	Paul Castanon
		Title:	Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on May 15, 2013

99.2	Press release issued on May 15, 2013

99.3	Press release issued on May 15, 2013